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                                                                      EXHIBIT 11

                    MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)

Note: Earnings per share are presented in accordance with Regulation S-K Item
      601 (b) and FAS No. 128.

                                                                                  Three Months Ended
                                                             -----------------------------------------------------------
                                                                     July 1, 2000                    July 3, 1999
                                                             ---------------------------      --------------------------
Net earnings                                                 $                    47,203                          44,093
                                                             ===========================      ==========================

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                                  53,836                          60,593

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net                              500                             664
                                                             ---------------------------      --------------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                     54,336                          61,257
                                                             ===========================      ==========================

Basic earnings per share                                     $                      0.88                            0.73
                                                             ===========================      ==========================

Diluted earnings per share                                   $                      0.87                            0.72
                                                             ===========================      ==========================

                                                                                   Six Months Ended
                                                             -----------------------------------------------------------
                                                                        July 1, 2000                  July 3, 1999
                                                             ---------------------------      --------------------------
Net earnings                                                 $                    81,200                          71,985
                                                             ===========================      ==========================

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                                  54,723                          60,579

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net                              494                             692
                                                             ---------------------------      --------------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                     55,217                          61,271
                                                             ===========================      ==========================

Basic earnings per share                                     $                      1.48                            1.19
                                                             ===========================      ==========================

Diluted earnings per share                                   $                      1.47                            1.17
                                                             ===========================      ==========================
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